Exhibit 99.1

ANYWHERE REAL ESTATE INC. REPORTS
FULL YEAR 2022 FINANCIAL RESULTS

MADISON, N.J. (February 23, 2023) - Anywhere Real Estate Inc. (NYSE: HOUS) ("Anywhere" or the "Company"), a global leader in residential real estate services, today reported financial results for the fourth quarter and full year ended December 31, 2022.
"Anywhere responded to a challenging 2022 housing market with agility to both prioritize our critical growth investments and continue to reengineer how we operate at a lower cost base," said Ryan Schneider, Anywhere president and CEO. "We remain committed to our goals of growing our advantaged positions in franchise, luxury, and transaction services, along with our focus on simplifying the transaction for consumers and agents alike."
“In 2022, Anywhere executed a relentless focus on financial and operational performance, including $150 million in realized cost savings, with strategic actions to solidify our foundation for the future,” said Charlotte Simonelli, Anywhere executive vice president, chief financial officer, and treasurer. “We continue to prioritize investing for growth while driving even greater efficiencies in our business to ensure that Anywhere continues to deliver on the roadmap we laid out during our 2022 Investor Day.”
Full Year 2022 Highlights
•Generated Revenue of $6.9 billion, a decrease of 13% year-over-year, largely impacted by lower homesale transaction volume and the sale of the Title Insurance Underwriter.
•Reported a Net loss of $287 million and basic loss per share of $2.52, driven by $470 million of goodwill and franchise trademark impairments, and Adjusted net income of $32 million.
•Generated Operating EBITDA of $449 million (See Table 5b).
•Realized cost savings of approximately $150 million.
•Combined closed full year 2022 transaction volume decreased 14% year-over-year with fourth quarter 2022 combined closed transaction volume decreasing 33% year-over-year.
•Free Cash Flow of negative $159 million (See Table 7).
•Anywhere Advisors agent count grew 4% year-over-year on a like-for-like basis and achieved record retention levels.
•On November 17, 2022, the Company redeemed all of the $340 million of its outstanding 4.875% Senior Notes due 2023.
•At December 31, 2022, the Company's Senior Secured Leverage Ratio was 0.77x (See Table 8a) and Net Debt Leverage Ratio was 5.1x (See Table 8b).

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022

Q4 and Full Year 2022 Financial Highlights
The following tables set forth the Company’s financial highlights for the periods presented (in millions, except per share data) (unaudited):

	Three Months Ended December 31,
	2022	2021	Change	% Change
Revenue	$1,323	$1,974	$(651)	(33)%
Operating EBITDA [1]	12	157	(145)	(92)
Net (loss) income attributable to Anywhere	(453)	47	(500)	(1,064)
Adjusted net (loss) income [2]	(93)	48	(141)	(294)
(Loss) earnings per share	(4.14)	0.40	(4.54)	(1,135)
Free Cash Flow [3]	(53)	95	(148)	(156)
Net cash (used in) provided by operating activities	$(21)	$154	$(175)	(114)%

Select Key Drivers
Anywhere Brands - Franchise Group 4 5
Closed homesale sides	186,219	281,680		(34)%
Average homesale price	$439,671	$440,751		—%
Anywhere Advisors - Owned Brokerage Group [5]
Closed homesale sides	64,178	90,661		(29)%
Average homesale price	$660,702	$667,188		(1)%
Anywhere Integrated Services - Title Group
Purchase title and closing units	25,660	40,111		(36)%
Refinance title and closing units	2,351	10,999		(79)%

	Year Ended December 31,
	2022	2021	Change	% Change
Revenue	$6,908	$7,983	$(1,075)	(13)%
Operating EBITDA [1]	449	902	(453)	(50)
Net (loss) income attributable to Anywhere	(287)	343	(630)	(184)
Adjusted net income [2]	32	356	(324)	(91)
(Loss) earnings per share	(2.52)	2.95	(5.47)	(185)
Free Cash Flow [3]	(159)	553	(712)	(129)
Net cash (used in) provided by operating activities	$(92)	$643	$(735)	(114)%

Select Key Drivers
Anywhere Brands - Franchise Group 4 5
Closed homesale sides	911,077	1,163,036		(22)%
Average homesale price	$454,864	$424,436		7%
Anywhere Advisors - Owned Brokerage Group [5]
Closed homesale sides	317,600	371,135		(14)%
Average homesale price	$699,016	$657,307		6%
Anywhere Integrated Services - Title Group
Purchase title and closing units	133,055	163,187		(18)%
Refinance title and closing units	18,470	56,675		(67)%
_______________
Footnotes:
1 See Tables 5a and 5b for a reconciliation of Net (loss) income attributable to Anywhere to Operating EBITDA. Operating EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022

such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of businesses, investments or other assets.
2 See Table 1a for a reconciliation of Net (loss) income attributable to Anywhere to Adjusted net (loss) income. Adjusted net income (loss) is defined as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, (gain) loss on the early extinguishment of debt, impairments, (gain) loss on the sale of businesses, investments or other assets and the tax effect of the foregoing adjustments.
3 See Table 7 for a reconciliation of Net (loss) income attributable to Anywhere to Free Cash Flow. Free Cash Flow is defined as net income (loss) attributable to Anywhere before income tax expense (benefit), income tax payments, net interest expense, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the sale of businesses, investments or other assets, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations.
4 Includes all franchisees except for Owned Brokerage Group.
5 The Company's combined homesale transaction volume growth (transaction sides multiplied by average sale price) decreased 33% compared with the fourth quarter of 2021 and decreased 14% compared with the year ended 2021.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022

2023 Financial Estimates
Looking ahead to 2023, the Company expects our first quarter 2023 transaction volume to be down around 30% versus prior year. The first quarter is seasonally the slowest quarter, and combined with this anticipated volume decline, the Company expects to have significant negative Operating EBITDA for the first quarter of 2023.
Consistent with industry forecasts, we expect quarterly transaction volume comparisons to 2022 to improve throughout 2023, but expect full year 2023 transaction volumes to decline about 15-20% year-over-year. Driven by these projected volume declines, the Company expects full year 2023 Operating EBITDA to be below 2022. However, the Company expects Free Cash Flow from operations to be modestly positive.
The Company expects to realize further cost savings of approximately $200 million in 2023.
These estimates are subject to, among other things, macroeconomic and housing market uncertainties, including those related to rising inflation and mortgage rates, declining affordability and constrained inventory as well as competitive, litigation and regulatory uncertainties.
Balance Sheet
The Company ended the year with cash and cash equivalents of $214 million. Total corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $2.7 billion at December 31, 2022. The Company's Net Debt Leverage Ratio was 5.1x at December 31, 2022 (see Table 8b).
As of February 22, 2023 the Company had $384 million outstanding under its Revolving Credit Facility.
A consolidated balance sheet is included as Table 2 of this press release.
Investor Conference Call
Today, February 23, at 8:30 a.m. (ET), Anywhere will hold a conference call via webcast to review its full year 2022 results and provide a business update. The webcast will be hosted by Ryan Schneider, chief executive officer and president, and Charlotte Simonelli, chief financial officer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at ir.anywhere.re or by dialing (888) 330-3077 (toll free); international participants should dial (646) 960-0674. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available on the website.
About Anywhere Real Estate Inc.
Anywhere Real Estate Inc. (NYSE: HOUS) is moving the real estate industry to what’s next. A leader of integrated residential real estate services in the U.S., Anywhere includes franchise, brokerage, relocation, and title and settlement businesses as well as a mortgage joint venture, supporting approximately 1.2 million home transactions in 2022. The diverse Anywhere brand portfolio includes some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby’s International Realty®. Using innovative technology, data and marketing products, high-quality lead generation programs, and best-in-class learning and support services, Anywhere fuels the productivity of its approximately 195,000 independent sales agents in the U.S. and approximately 142,400 independent sales agents in 118 other countries and territories, helping them build stronger businesses and best serve today’s consumers. Recognized for eleven consecutive years as one of the World’s Most Ethical Companies, Anywhere has also been designated a Great Place to Work five years in a row, named one of LinkedIn’s 2022 Top Companies in the U.S., and honored on the Forbes list of World’s Best Employers 2022.
Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements," including the information appearing under 2023 Financial Estimates. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Anywhere Real Estate Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "potential" and "plans" and similar

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022

expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
The following include some, but not all, of the factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements: adverse developments or the absence of sustained improvement in the U.S. residential real estate markets, either regionally or nationally, which could include, but are not limited to, factors that impact homesale transaction volume, such as: continued or accelerated declines in the number of home sales, stagnant or declining home prices, continued or accelerated increases in mortgage rates or a prolonged high interest rate environment, continued or accelerated declines in housing affordability, consumer demand or inventory, or excessive inventory; adverse developments or the absence of sustained improvement in macroeconomic conditions (such as business, economic or political conditions) on a global, domestic or local basis, which could include, but are not limited to, contraction or stagnation in the U.S. economy, geopolitical and economic instability, including as related to the conflict in Ukraine, continued or accelerated increases in inflation and fiscal and monetary policies of the federal government; adverse developments or outcomes in current or future litigation, in particular the incurrence of liabilities that are in excess of amounts accrued in connection with pending antitrust litigation and litigation related to the Telephone Consumer Protection Act (TCPA); industry structure changes that disrupt the functioning of the residential real estate market; the impact of evolving competitive and consumer dynamics, including that the Company's share of the commission income generated by homesale transactions may continue to shift to affiliated independent sales agents or otherwise erode due to market factors, our ability to compete against traditional and non-traditional competitors and meaningful decreases in the average broker commission rate; our ability to execute our business strategy and achieve growth, including with respect to the recruitment and retention of productive independent sales agents, attraction and retention of franchisees, development or procurement of products, services and technology that support our strategic initiatives and simplification and modernization of our business and achievement or maintenance of a beneficial cost structure; risks related to our substantial indebtedness and our ability, and any actions we may take, to refinance, restructure or repay our indebtedness; our ability to realize the expected benefits from our existing or future joint ventures or strategic partnerships; risks related to our business structure, including our geographic and high-end market concentration, the operating results of our affiliated franchisees, and risks related to a loss of our largest real estate benefit program; disruption in the residential real estate brokerage industry related to listing aggregator market power and concentration; our failure or alleged failure to comply with laws, regulations and regulatory interpretations and any changes or stricter interpretations of any of the foregoing, including but not limited to (1) antitrust laws and regulations, (2) the Real Estate Settlement Procedures Act or other federal or state consumer protection or similar laws, (3) state or federal employment laws or regulations that would require reclassification of independent contractor sales agents to employee status, (4) the TCPA, and (5) privacy or data security laws and regulations; cybersecurity incidents; impairment of our goodwill and other long-lived assets; the accuracy of market forecasts and estimates; and significant fluctuation in the price of our common stock.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements," "Summary of Risk Factors," "Risk Factors" and "Legal Proceedings" in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 and our Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events except as required by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 8a, 8b and 9 for definitions of these non-GAAP financial measures and Tables 1a, 5a, 5b, 6a, 6b, 7, 8a and 8b for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022

Investor Contacts:	Media Contacts:
Alicia Swift	Trey Sarten
(973) 407-4669	(973) 407-2162
Alicia.Swift@anywhere.re	Trey.Sarten@anywhere.re

Tim Swanson	Kyle Kirkpatrick
(973) 407-2612	(973) 407-5236
Tim.Swanson@anywhere.re	Kyle.Kirkpatrick@anywhere.re

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022                    7
Table 1

ANYWHERE REAL ESTATE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues
Gross commission income	$1,065	$1,502	$5,538	$6,118
Service revenue	141	302	793	1,180
Franchise fees	79	130	417	521
Other	38	40	160	164
Net revenues	1,323	1,974	6,908	7,983
Expenses
Commission and other agent-related costs	855	1,186	4,415	4,753
Operating	295	439	1,377	1,669
Marketing	57	70	252	263
General and administrative	91	117	388	441
Former parent legacy cost, net	—	—	1	1
Restructuring costs, net	9	3	32	17
Impairments	480	1	483	4
Depreciation and amortization	55	52	214	204
Interest expense, net	37	43	113	190
Loss on the early extinguishment of debt	4	—	96	21
Other expense (income), net	—	2	(140)	(15)
Total expenses	1,883	1,913	7,231	7,548
(Loss) income before income taxes, equity in losses (earnings) and noncontrolling interests	(560)	61	(323)	435
Income tax (benefit) expense	(120)	8	(68)	133
Equity in losses (earnings) of unconsolidated entities	12	4	28	(48)
Net (loss) income	(452)	49	(283)	350
Less: Net income attributable to noncontrolling interests	(1)	(2)	(4)	(7)
Net (loss) income attributable to Anywhere	$(453)	$47	$(287)	$343

(Loss) earnings per share attributable to Anywhere shareholders:
Basic (loss) earnings per share	$(4.14)	$0.40	$(2.52)	$2.95
Diluted (loss) earnings per share	$(4.14)	$0.39	$(2.52)	$2.85
Weighted average common and common equivalent shares of Anywhere outstanding:
Basic	109.5	116.6	113.8	116.4
Diluted	109.5	120.4	113.8	120.2

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022                    8
Table 1a
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION
ADJUSTED NET INCOME (LOSS)
(In millions, except per share data)
Set forth in the table below is a reconciliation of Net (loss) income attributable to Anywhere to Adjusted net (loss) income as defined in Table 9 for the three-month periods and years ended December 31, 2022 and 2021:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net (loss) income attributable to Anywhere	$(453)	$47	$(287)	$343
Addback:
Mark-to-market interest rate swap gains	—	(6)	(40)	(14)
Former parent legacy cost, net	—	—	1	1
Restructuring costs, net	9	3	32	17
Impairments (a)	480	1	483	4
Loss on the early extinguishment of debt	4	—	96	21
Loss (gain) on the sale of businesses, investments or other assets, net	—	3	(135)	(11)
Adjustments for tax effect (b)	(133)	—	(118)	(5)
Adjusted net (loss) income attributable to Anywhere	$(93)	$48	$32	$356
_______________
(a)Reflects non-cash impairment charges related to goodwill and other assets. The three months ended and year ended December 31, 2022 primarily include an impairment of goodwill at the Owned Brokerage Group reporting unit of $280 million, an impairment of goodwill at the Franchise Group segment of $114 million related to the Cartus/Leads Group reporting unit and an impairment of franchise trademarks of $76 million.
(b)Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022                    9
Table 2
ANYWHERE REAL ESTATE INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$214	$735
Restricted cash	4	8
Trade receivables (net of allowance for doubtful accounts of $12 and $11)	201	123
Relocation receivables	210	139
Other current assets	205	183
Total current assets	834	1,188
Property and equipment, net	317	310
Operating lease assets, net	422	453
Goodwill	2,523	2,923
Trademarks	611	687
Franchise agreements, net	954	1,021
Other intangibles, net	150	171
Other non-current assets	572	457
Total assets	$6,383	$7,210
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$184	$130
Securitization obligations	163	118
Current portion of long-term debt	366	10
Current portion of operating lease liabilities	122	128
Accrued expenses and other current liabilities	470	666
Total current liabilities	1,305	1,052
Long-term debt	2,483	2,940
Long-term operating lease liabilities	371	417
Deferred income taxes	239	353
Other non-current liabilities	218	256
Total liabilities	4,616	5,018
Commitments and contingencies
Equity:
Anywhere preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued and outstanding at December 31, 2022 and December 31, 2021	—	—
Anywhere common stock: $0.01 par value; 400,000,000 shares authorized, 109,480,357 shares issued and outstanding at December 31, 2022 and 116,588,430 shares issued and outstanding at December 31, 2021	1	1
Additional paid-in capital	4,805	4,947
Accumulated deficit	(2,994)	(2,712)
Accumulated other comprehensive loss	(48)	(50)
Total stockholders' equity	1,764	2,186
Noncontrolling interests	3	6
Total equity	1,767	2,192
Total liabilities and equity	$6,383	$7,210

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022                    10
Table 3
ANYWHERE REAL ESTATE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2022	2021
Operating Activities
Net (loss) income	$(283)	$350
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	214	204
Deferred income taxes	(96)	72
Impairments	483	4
Amortization of deferred financing costs and debt discount (premium)	9	18
Loss on the early extinguishment of debt	96	21
Gain on the sale of businesses, investments or other assets, net	(135)	(11)
Equity in losses (earnings) of unconsolidated entities	28	(48)
Stock-based compensation	22	29
Mark-to-market adjustments on derivatives	(40)	(14)
Other adjustments to net (loss) income	(7)	(3)
Net change in assets and liabilities, excluding the impact of acquisitions and dispositions:
Trade receivables	(55)	4
Relocation receivables	(96)	—
Other assets	(13)	(10)
Accounts payable, accrued expenses and other liabilities	(195)	17
Dividends received from unconsolidated entities	3	51
Other, net	(27)	(41)
Net cash (used in) provided by operating activities	(92)	643
Investing Activities
Property and equipment additions	(109)	(101)
Payments for acquisitions, net of cash acquired	(17)	(26)
Net proceeds from the sale of businesses	63	15
Investment in unconsolidated entities	(22)	(39)
Proceeds from the sale of investments in unconsolidated entities	13	—
Other, net	17	4
Net cash used in investing activities	(55)	(147)

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022                    11

	Year Ended December 31,
	2022	2021
Financing Activities
Net change in Revolving Credit Facility	350	—
Repayments of Term Loan A Facility and Term Loan B Facility	—	(1,490)
Proceeds from issuance of Senior Notes	1,000	905
Redemption and repurchases of Senior Notes	(956)	—
Redemption of Senior Secured Second Lien Notes	(550)	—
Proceeds from issuance of Exchangeable Senior Notes	—	403
Payments for purchase of Exchangeable Senior Notes hedge transactions	—	(67)
Proceeds from issuance of Exchangeable Senior Notes warrant transactions	—	46
Amortization payments on term loan facilities	(10)	(10)
Net change in securitization obligations	44	12
Debt issuance costs	(22)	(20)
Cash paid for fees associated with early extinguishment of debt	(83)	(11)
Repurchase of common stock	(97)	—
Taxes paid related to net share settlement for stock-based compensation	(16)	(9)
Other, net	(36)	(34)
Net cash used in financing activities	(376)	(275)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(2)	(1)
Net (decrease) increase in cash, cash equivalents and restricted cash	(525)	220
Cash, cash equivalents and restricted cash, beginning of period	743	523
Cash, cash equivalents and restricted cash, end of period	$218	$743

Supplemental Disclosure of Cash Flow Information
Interest payments (including securitization interest of $7 and $4 respectively)	$164	$188
Income tax payments, net	62	64

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022                    12
Table 4a

ANYWHERE REAL ESTATE INC.
2022 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022
Anywhere Brands - Franchise Group (a)
Closed homesale sides	217,764	263,600	243,494	186,219	911,077
Average homesale price	$449,250	$475,361	$449,313	$439,671	$454,864
Average homesale broker commission rate	2.43%	2.43%	2.43%	2.44%	2.43%
Net royalty per side	$413	$450	$422	$406	$425
Anywhere Advisors - Owned Brokerage Group
Closed homesale sides	71,371	96,029	86,022	64,178	317,600
Average homesale price	$706,282	$735,013	$681,387	$660,702	$699,016
Average homesale broker commission rate	2.39%	2.41%	2.40%	2.40%	2.40%
Gross commission income per side	$17,475	$18,297	$17,070	$16,592	$17,435
Anywhere Integrated Services - Title Group
Purchase title and closing units	30,867	41,483	35,045	25,660	133,055
Refinance title and closing units	8,068	4,712	3,339	2,351	18,470
Average fee per closing unit	$3,033	$3,264	$3,127	$3,137	$3,146
_______________
(a)Includes all franchisees except for Owned Brokerage Group.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022                    13
Table 4b

ANYWHERE REAL ESTATE INC.
2021 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
Anywhere Brands - Franchise Group (a)
Closed homesale sides	244,698	320,463	316,195	281,680	1,163,036
Average homesale price	$394,000	$430,756	$427,052	$440,751	$424,436
Average homesale broker commission rate	2.47%	2.46%	2.44%	2.43%	2.45%
Net royalty per side	$382	$418	$401	$421	$406
Anywhere Advisors - Owned Brokerage Group
Closed homesale sides	74,993	103,945	101,536	90,661	371,135
Average homesale price	$608,960	$678,978	$662,006	$667,188	$657,307
Average homesale broker commission rate	2.43%	2.43%	2.42%	2.41%	2.42%
Gross commission income per side	$15,393	$17,053	$16,633	$16,573	$16,486
Anywhere Integrated Services - Title Group
Purchase title and closing units (b)	32,502	45,563	45,011	40,111	163,187
Refinance title and closing units (c)	19,806	13,730	12,140	10,999	56,675
Average fee per closing unit (d)	$2,348	$2,720	$2,801	$2,962	$2,709
_______________
(a)Includes all franchisees except for Owned Brokerage Group.
(b)Purchase title and closing units for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 were revised to reflect a decrease of 1,326, 1,812 and 1,993 units, respectively. The change was for the number of units only and did not impact revenue.
(c)Refinance title and closing units for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 were revised to reflect a decrease of 661, 742 and 696 units, respectively. The change was for the number of units only and did not impact revenue.
(d)With the change in units noted above, Average fee per closing unit for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 was updated to reflect an increase of $86, $112 and $126, respectively.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022                    14
Table 5a
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION - OPERATING EBITDA
THREE MONTHS ENDED DECEMBER 31, 2022 AND 2021
(In millions)
Set forth in the table below is a reconciliation of Net (loss) income attributable to Anywhere to Operating EBITDA as defined in Table 9 for the three-month periods ended December 31, 2022 and 2021:

	Three Months Ended December 31,
	2022	2021
Net (loss) income attributable to Anywhere	$(453)	$47
Income tax (benefit) expense	(120)	8
(Loss) income before income taxes	(573)	55
Add: Depreciation and amortization	55	52
Interest expense, net	37	43
Restructuring costs, net (a)	9	3
Impairments (b)	480	1
Loss on the early extinguishment of debt (c)	4	—
Loss on the sale of businesses, investments or other assets, net	—	3
Operating EBITDA	$12	$157
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (d)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2022	2021			2022	2021			2022	2021
Franchise Group	$233	$306	$(73)	(24)%	$126	$175	$(49)	(28)%	54%	57%	(3)
Owned Brokerage Group	1,081	1,522	(441)	(29)	(56)	(7)	(49)	(700)	(5)	—	(5)
Title Group (e)	83	246	(163)	(66)	(18)	30	(48)	(160)	(22)	12	(34)
Corporate and Other	(74)	(100)	26	(e)	(40)	(41)	1	2
Total Company	$1,323	$1,974	$(651)	(33)%	$12	$157	$(145)	(92)%	1%	8%	(7)
_______________

(a)Restructuring incurred for the three months ended December 31, 2022 include a net benefit of $3 million at Franchise Group, as well as restructuring charges of $8 million at Owned Brokerage Group and $4 million at Corporate and Other. Restructuring charges incurred for the three months ended December 31, 2021 include $1 million at Franchise Group, $1 million at Owned Brokerage Group and $1 million at Corporate and Other.
(b)Non-cash impairments for the three months ended December 31, 2022 include an impairment of goodwill at the Owned Brokerage Group reporting unit of $280 million, an impairment of goodwill at the Franchise Group segment of $114 million related to the Cartus/Leads Group reporting unit, an impairment of franchise trademarks of $76 million and $10 million of other impairment charges related to lease asset, investment and software impairments. Non-cash impairments for the three months ended December 31, 2021 primarily relate to lease asset impairments.
(c)Loss on the early extinguishment of debt is recorded in Corporate and Other.
(d)Revenues include the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Owned Brokerage Group of $74 million and $100 million during the three months ended December 31, 2022 and 2021, respectively, and are eliminated through the Corporate and Other line.
(e)Title Group includes our title, escrow and settlement services (title agency) businesses, our minority-owned mortgage origination joint venture and our minority-owned Title Insurance Underwriter Joint Venture. The sale of the Title Underwriter during the first quarter of 2022 resulted in declines of $105 million in underwriter revenue and $17 million in Operating EBITDA in the fourth quarter of 2022 as compared to the fourth quarter of 2021, with $1 million of equity in earnings attributable to the Title Insurance Underwriter Joint Venture partially offsetting the decline in earnings. The Operating EBITDA contribution from our mortgage origination joint venture declined $10 million from no earnings for the three-month period ended December 31, 2021 to $10 million of losses for the three-month period ended December 31, 2022.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022                    15
Table 5b
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION - OPERATING EBITDA
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021
(In millions)
Set forth in the table below is a reconciliation of Net (loss) income attributable to Anywhere to Operating EBITDA as defined in Table 9 for the years ended December 31, 2022 and 2021:

	Year Ended December 31,
	2022	2021
Net (loss) income attributable to Anywhere	$(287)	$343
Income tax (benefit) expense	(68)	133
(Loss) income before income taxes	(355)	476
Add: Depreciation and amortization	214	204
Interest expense, net	113	190
Restructuring costs, net (a)	32	17
Impairments (b)	483	4
Former parent legacy cost, net (c)	1	1
Loss on the early extinguishment of debt (c)	96	21
Gain on the sale of businesses, investments or other assets, net (d)	(135)	(11)
Operating EBITDA	$449	$902
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (e)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2022	2021			2022	2021			2022	2021
Franchise Group	$1,145	$1,249	$(104)	(8)%	$670	$751	$(81)	(11)%	59%	60%	(1)
Owned Brokerage Group	5,606	6,189	(583)	(9)	(86)	109	(195)	(179)	(2)	2	(4)
Title Group (f)	530	952	(422)	(44)	9	200	(191)	(96)	2	21	(19)
Corporate and Other	(373)	(407)	34	(e)	(144)	(158)	14	9
Total Company	$6,908	$7,983	$(1,075)	(13)%	$449	$902	$(453)	(50)%	6%	11%	(5)
_______________

(a)Restructuring charges incurred for the year ended December 31, 2022 include $1 million at Franchise Group, $19 million at Owned Brokerage Group and $12 million at Corporate and Other. Restructuring charges incurred for the year ended December 31, 2021 include $5 million at Franchise Group, $7 million at Owned Brokerage Group and $5 million at Corporate and Other.
(b)Non-cash impairments for the year ended December 31, 2022 include an impairment of goodwill at the Owned Brokerage Group reporting unit of $280 million, an impairment of goodwill at the Franchise Group segment of $114 million related to the Cartus/Leads Group reporting unit, an impairment of franchise trademarks of $76 million and $13 million of other impairment charges related to lease asset, investment and software impairments. Non-cash impairments for the year ended December 31, 2021 primarily relate to software and lease asset impairments.
(c)Former parent legacy items and Loss on the early extinguishment of debt are recorded in Corporate and Other.
(d)Gain on the sale of businesses, investments or other assets, net for the year ended December 31, 2022 is recorded in Title Group and related to the sale of the Title Underwriter during the first quarter of 2022 and the sale of a portion of the Company's ownership in the Title Insurance Underwriter Joint Venture during the second quarter of 2022. Gain on the sale of businesses, investments or other assets, net for the year ended December 31, 2021 is primarily recorded in Owned Brokerage Group.
(e)Revenues include the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Owned Brokerage Group of $373 million and $407 million during the years ended December 31, 2022 and 2021, respectively, and are eliminated through the Corporate and Other line.
(f)Title Group includes our title, escrow and settlement services (title agency) businesses, our minority-owned mortgage origination joint venture and our minority-owned Title Insurance Underwriter Joint Venture. The sale of the Title Underwriter resulted in declines of $312 million in underwriter revenue and $62 million in Operating EBITDA during the year ended December 31, 2022 compared to the same period in 2021, with $6 million of equity in earnings attributable to the Title Insurance Underwriter Joint Venture partially offsetting the decline in earnings. The Operating EBITDA contribution from the mortgage origination joint venture declined $71 million from earnings of $49 million for the year ended December 31, 2021 to losses of $22 million for the year ended December 31, 2022. The decline was primarily driven by significantly higher mortgage rates and margin compression.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022                    16
Table 6a
ANYWHERE REAL ESTATE INC.
SELECTED 2022 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2022	2022	2022	2022	2022
Net revenues (a)
Franchise Group	$267	$339	$306	$233	$1,145
Owned Brokerage Group	1,264	1,775	1,486	1,081	5,606
Title Group	190	144	113	83	530
Corporate and Other	(86)	(116)	(97)	(74)	(373)
Total Company	$1,635	$2,142	$1,808	$1,323	$6,908

Operating EBITDA
Franchise Group	$138	$204	$202	$126	$670
Owned Brokerage Group	(40)	11	(1)	(56)	(86)
Title Group	(3)	21	9	(18)	9
Corporate and Other	(26)	(34)	(44)	(40)	(144)
Total Company	$69	$202	$166	$12	$449

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$69	$202	$166	$12	$449

Less: Depreciation and amortization	51	55	53	55	214
Interest expense, net	18	28	30	37	113
Income tax expense (benefit)	12	32	8	(120)	(68)
Restructuring costs, net (b)	4	3	16	9	32
Impairments (c)	—	—	3	480	483
Former parent legacy cost, net (d)	—	—	1	—	1
Loss on the early extinguishment of debt (d)	92	—	—	4	96
Gain on the sale of businesses, investments or other assets, net (e)	(131)	(4)	—	—	(135)
Net income (loss) attributable to Anywhere	$23	$88	$55	$(453)	$(287)
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Franchise Group include intercompany royalties and marketing fees paid by Owned Brokerage Group of $86 million, $116 million, $97 million and $74 million for the three months ended March 31, 2022, June 30, 2022, September 30, 2022 and December 31, 2022, respectively. Such amounts are eliminated through Corporate and Other.
(b)Includes restructuring charges (reversals) broken down by business unit as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2022	2022	2022	2022	2022
Franchise Group	$1	$1	$2	$(3)	$1
Owned Brokerage Group	2	1	8	8	19
Corporate and Other	1	1	6	4	12
Total Company	$4	$3	$16	$9	$32
(c)Non-cash impairments for the three months ended September 30, 2022 primarily relate to lease asset and software impairments. Non-cash impairments for the three months ended December 31, 2022 include an impairment of goodwill at the Owned Brokerage Group reporting unit of $280 million, an impairment of goodwill at the Franchise Group segment of $114 million related to the Cartus/Leads Group reporting unit, an impairment of franchise trademarks of $76 million and $10 million of other impairment charges related to lease asset, investment and software impairments.
(d)Former parent legacy items and Loss on the early extinguishment of debt are recorded in Corporate and Other.
(e)Gain on the sale of businesses, investments or other assets, net is recorded in Title Group related to the sale of the Title Underwriter during the first quarter of 2022 and the sale of a portion of the Company's ownership in the Title Insurance Underwriter Joint Venture during the second quarter of 2022.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022                    17
Table 6b
ANYWHERE REAL ESTATE INC.
SELECTED 2021 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2021	2021	2021	2021	2021
Net revenues (a)
Franchise Group	$254	$347	$342	$306	$1,249
Owned Brokerage Group	1,171	1,791	1,705	1,522	6,189
Title Group	201	255	250	246	952
Corporate and Other	(79)	(117)	(111)	(100)	(407)
Total Company	$1,547	$2,276	$2,186	$1,974	$7,983

Operating EBITDA
Franchise Group	$141	$224	$211	$175	$751
Owned Brokerage Group	(5)	70	51	(7)	109
Title Group	61	55	54	30	200
Corporate and Other	(35)	(39)	(43)	(41)	(158)
Total Company	$162	$310	$273	$157	$902

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$162	$310	$273	$157	$902

Less: Depreciation and amortization	51	51	50	52	204
Interest expense, net	38	57	52	43	190
Income tax expense	17	60	48	8	133
Restructuring costs, net (b)	5	5	4	3	17
Impairments (c)	1	1	1	1	4
Former parent legacy cost, net (d)	—	1	—	—	1
Loss on the early extinguishment of debt (d)	17	1	3	—	21
(Gain) loss on the sale of businesses, investments or other assets, net (e)	—	(15)	1	3	(11)
Net income attributable to Anywhere	$33	$149	$114	$47	$343
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Franchise Group include intercompany royalties and marketing fees paid by Owned Brokerage Group of $79 million, $117 million, $111 million and $100 million for the three months ended March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021, respectively. Such amounts are eliminated through Corporate and Other.
(b)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2021	2021	2021	2021	2021
Franchise Group	$2	$1	$1	$1	$5
Owned Brokerage Group	2	2	2	1	7
Corporate and Other	1	2	1	1	5
Total Company	$5	$5	$4	$3	$17
(c)Impairments for the three months ended March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021 primarily relate to software and lease asset impairments.
(d)Former parent legacy items and Loss on the early extinguishment of debt are recorded in Corporate and Other.
(e)(Gain) loss on the sale of businesses, investments or other assets, net is primarily recorded in Owned Brokerage Group.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022                    18
Table 6c

ANYWHERE REAL ESTATE INC.
2022 CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2022	2022	2022	2022	2022
Revenues
Gross commission income	$1,247	$1,757	$1,469	$1,065	$5,538
Service revenue	246	217	189	141	793
Franchise fees	99	125	114	79	417
Other	43	43	36	38	160
Net revenues	1,635	2,142	1,808	1,323	6,908
Expenses
Commission and other agent-related costs	988	1,402	1,170	855	4,415
Operating	406	356	320	295	1,377
Marketing	64	72	59	57	252
General and administrative	98	107	92	91	388
Former parent legacy cost, net	—	—	1	—	1
Restructuring costs, net	4	3	16	9	32
Impairments	—	—	3	480	483
Depreciation and amortization	51	55	53	55	214
Interest expense, net	18	28	30	37	113
Loss on the early extinguishment of debt	92	—	—	4	96
Other income, net	(131)	(7)	(2)	—	(140)
Total expenses	1,590	2,016	1,742	1,883	7,231
Income (loss) before income taxes, equity in losses and noncontrolling interests	45	126	66	(560)	(323)
Income tax expense (benefit)	12	32	8	(120)	(68)
Equity in losses of unconsolidated entities	10	4	2	12	28
Net income (loss)	23	90	56	(452)	(283)
Less: Net income attributable to noncontrolling interests	—	(2)	(1)	(1)	(4)
Net income (loss) attributable to Anywhere	$23	$88	$55	$(453)	$(287)

Earnings (loss) per share attributable to Anywhere shareholders:
Basic earnings (loss) per share	$0.20	$0.76	$0.49	$(4.14)	$(2.52)
Diluted earnings (loss) per share	$0.19	$0.75	$0.48	$(4.14)	$(2.52)
Weighted average common and common equivalent shares of Anywhere outstanding:
Basic	117.1	116.5	112.2	109.5	113.8
Diluted	120.4	117.8	113.5	109.5	113.8

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022                    19
Table 6d

ANYWHERE REAL ESTATE INC.
2021 CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2021	2021	2021	2021	2021
Revenues
Gross commission income	$1,154	$1,773	$1,689	$1,502	$6,118
Service revenue	249	314	315	302	1,180
Franchise fees	105	147	139	130	521
Other	39	42	43	40	164
Net revenues	1,547	2,276	2,186	1,974	7,983
Expenses
Commission and other agent-related costs	885	1,373	1,309	1,186	4,753
Operating	384	422	424	439	1,669
Marketing	58	66	69	70	263
General and administrative	90	114	120	117	441
Former parent legacy cost, net	—	1	—	—	1
Restructuring costs, net	5	5	4	3	17
Impairments	1	1	1	1	4
Depreciation and amortization	51	51	50	52	204
Interest expense, net	38	57	52	43	190
Loss on the early extinguishment of debt	17	1	3	—	21
Other (income) expense, net	(2)	(16)	1	2	(15)
Total expenses	1,527	2,075	2,033	1,913	7,548
Income before income taxes, equity in (earnings) losses and noncontrolling interests	20	201	153	61	435
Income tax expense	17	60	48	8	133
Equity in (earnings) losses of unconsolidated entities	(31)	(10)	(11)	4	(48)
Net income	34	151	116	49	350
Less: Net income attributable to noncontrolling interests	(1)	(2)	(2)	(2)	(7)
Net income attributable to Anywhere	$33	$149	$114	$47	$343

Earnings per share attributable to Anywhere shareholders:
Basic earnings per share	$0.28	$1.28	$0.98	$0.40	$2.95
Diluted earnings per share	$0.28	$1.25	$0.95	$0.39	$2.85
Weighted average common and common equivalent shares of Anywhere outstanding:
Basic	115.9	116.5	116.6	116.6	116.4
Diluted	118.4	119.3	120.3	120.4	120.2

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022                    20
Table 7
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION - FREE CASH FLOW
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021
(In millions)
A reconciliation of net (loss) income attributable to Anywhere to Free Cash Flow as defined in Table 9 is set forth in the following table:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net (loss) income attributable to Anywhere	$(453)	$47	$(287)	$343
Income tax (benefit) expense	(120)	8	(68)	133
Income tax payments	(1)	(32)	(62)	(64)
Interest expense, net	37	43	113	190
Cash interest payments	(41)	(67)	(164)	(188)
Depreciation and amortization	55	52	214	204
Capital expenditures	(26)	(30)	(109)	(101)
Restructuring costs/reversals and former parent legacy items, net of payments	(9)	(1)	2	(9)
Impairments	480	1	483	4
Loss on the early extinguishment of debt	4	—	96	21
Loss (gain) on the sale of businesses, investments or other assets, net	—	3	(135)	(11)
Working capital adjustments	12	53	(190)	19
Relocation receivables (assets), net of securitization obligations	9	18	(52)	12
Free Cash Flow	$(53)	$95	$(159)	$553
A reconciliation of net cash (used in) provided by operating activities to Free Cash Flow is set forth in the following table:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net cash (used in) provided by operating activities	$(21)	$154	$(92)	$643
Property and equipment additions	(26)	(30)	(109)	(101)
Net change in securitization obligations	(7)	(28)	44	12
Effect of exchange rates on cash, cash equivalents and restricted cash	1	(1)	(2)	(1)
Free Cash Flow	$(53)	$95	$(159)	$553

Net cash used in investing activities	$(30)	$(79)	$(55)	$(147)
Net cash used in financing activities	$(9)	$(37)	$(376)	$(275)

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022                    21
Table 8a

NON-GAAP RECONCILIATION - SENIOR SECURED LEVERAGE RATIO
FOR THE YEAR ENDED DECEMBER 31, 2022
(In millions)
The senior secured leverage ratio is tested quarterly pursuant to the terms of the senior secured credit facilities*. For the trailing twelve-month period ended December 31, 2022, Anywhere Real Estate Group LLC ("Anywhere Group") was required to maintain a senior secured leverage ratio not to exceed 4.75 to 1.00. The senior secured leverage ratio is measured by dividing Anywhere Group's total senior secured net debt by the trailing twelve-month EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement. Total senior secured net debt does not include our unsecured indebtedness, including the Unsecured Notes* and Exchangeable Senior Notes*, or the securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the Senior Secured Credit Agreement, includes adjustments to Operating EBITDA for retention and disposition costs, non-cash charges and incremental securitization interest costs, as well as pro forma cost savings for restructuring initiatives, the pro forma effect of business optimization initiatives and the pro forma effect of acquisitions and new franchisees, in each case calculated as of the beginning of the trailing twelve-month period. The Company was in compliance with the senior secured leverage ratio covenant at December 31, 2022 with a ratio of 0.77 to 1.00.
A reconciliation of net loss attributable to Anywhere Group to Operating EBITDA and EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement, for the twelve-month period ended December 31, 2022 is set forth in the following table:

	For the Year Ended December 31, 2022
Net loss attributable to Anywhere Group (a)	$(287)
Income tax benefit	(68)
Loss before income taxes	(355)
Depreciation and amortization	214
Interest expense, net	113
Restructuring costs, net	32
Impairments	483
Former parent legacy cost, net	1
Loss on the early extinguishment of debt	96
Gain on the sale of businesses, investments or other assets, net	(135)
Operating EBITDA (b)	449
Bank covenant adjustments:
Pro forma effect of business optimization initiatives (c)	42
Non-cash charges (d)	17
Pro forma effect of acquisitions and new franchisees (e)	8
Incremental securitization interest costs (f)	6
EBITDA as defined by the Senior Secured Credit Agreement*	$522
Total senior secured net debt (g)	$401
Senior secured leverage ratio*	0.77	x
_______________
(a)Net loss attributable to Anywhere Group consists of: (i) income of $23 million for the first quarter of 2022, (ii) income of $88 million for the second quarter of 2022, (iii) income of $55 million for the third quarter of 2022 and (iv) loss of $453 million for the fourth quarter of 2022.
(b)Operating EBITDA consists of: (i) $69 million for the first quarter of 2022, (ii) $202 million for the second quarter of 2022, (iii) $166 million for the third quarter of 2022 and (iv) $12 million for the fourth quarter of 2022.
(c)Represents the twelve-month pro forma effect of business optimization initiatives.
(d)Represents the elimination of non-cash expenses including $22 million of stock-based compensation expense and $1 million of foreign exchange expense less $6 million of other items for the twelve months ended December 31, 2022.
(e)Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system as if these changes had occurred on January 1, 2022. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of January 1, 2022.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022                    22
(f)Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the twelve months ended December 31, 2022.
(g)Represents total borrowings secured by a first priority lien on our assets of $572 million under the Revolving Credit Facility and Term Loan A Facility plus $25 million of finance lease obligations less $196 million of readily available cash as of December 31, 2022. Pursuant to the terms of our senior secured credit facilities, total senior secured net debt does not include our securitization obligations or unsecured indebtedness, including the Unsecured Notes and Exchangeable Senior Notes.

* Our senior secured credit facilities include the facilities under our Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time (the "Senior Secured Credit Agreement"), and the Term Loan A Agreement dated as of October 23, 2015 (the "Term Loan A Agreement"), as amended from time to time. Our Unsecured Notes include our 5.75% Senior Notes due 2029 and 5.25% Senior Notes due 2030. Exchangeable Senior Notes refers to our 0.25% Exchangeable Senior Notes due 2026.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022                    23
Table 8b

NET DEBT LEVERAGE RATIO
FOR THE YEAR ENDED DECEMBER 31, 2022
(In millions)
Net corporate debt (excluding securitizations) divided by EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement, for the year ended December 31, 2022 (referred to as net debt leverage ratio) is set forth in the following table:

	As of December 31, 2022
Revolving Credit Facility	$350
Extended Term Loan A	222
5.75% Senior Notes	900
5.25% Senior Notes	1,000
0.25% Exchangeable Senior Notes	403
Finance lease obligations	25
Corporate Debt (excluding securitizations)	2,900
Less: Cash and cash equivalents	214
Net Corporate Debt (excluding securitizations)	$2,686

EBITDA as defined by the Senior Secured Credit Agreement (a)	$522

Net Debt Leverage Ratio	5.1	x
_______________
(a)See Table 8a for a reconciliation of Net loss attributable to Anywhere Group to EBITDA as defined by the Senior Secured Credit Agreement.

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022                    24
Table 9
Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before: (a) mark-to-market interest rate swap adjustments, whose fair value is subject to movements in LIBOR and the forward yield curve and therefore were subject to significant fluctuations (remaining interest rate swaps expired in November 2022); (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges as a result of initiatives currently in progress; (d) impairments; (e) the (gain) loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives; (f) the (gain) loss on the sale of businesses, investments or other assets and (g) the tax effect of the foregoing adjustments. We present Adjusted net income (loss) because we believe this measure is useful as a supplemental measure in evaluating the performance of our operating businesses and provide greater transparency into our operating results.
Operating EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of businesses, investments or other assets. Operating EBITDA is our primary non-GAAP measure.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, gains or losses on the early extinguishment of debt, former parent legacy items, impairments, gains or losses on discontinued operations and gains or losses on the sale of businesses, investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:
•this measure does not reflect changes in, or cash required for, our working capital needs;
•this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;
•this measure does not reflect our income tax expense or the cash requirements to pay our taxes;
•this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and
•other companies may calculate this measure differently so they may not be comparable.
Free Cash Flow is defined as net income (loss) attributable to Anywhere before income tax expense (benefit), income tax payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the sale of businesses, investments or other assets, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Anywhere and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the

Anywhere Reports Financial Results for Fourth Quarter and Full Year 2022                    25
Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.